Exhibit 15.1
October 3, 2005
Lowe’s Companies, Inc.
Mooresville, North Carolina
We have made a review, in accordance with standards of the Public Company Accounting Oversight Board (United States), of the unaudited interim financial information of Lowe’s Companies, Inc. and subsidiaries for the following quarters ended:
•	July 29, 2005, and have issued our report dated September 1, 2005

•	April 29, 2005, and have issued our report dated June 6, 2005

•	October 29, 2004, and have issued our report dated November 22, 2004

•	July 30, 2004, and have issued our report dated August 27, 2004

•	April 30, 2004, and have issued our report dated June 4, 2004

•	October 31, 2003 and have issued our report dated November 24, 2003 (which report included an explanatory paragraph regarding the Company’s change in its method of accounting for stock-based compensation effective February 1, 2003)

•	August 1, 2003, and have issued our report dated August 22, 2003 (which report included an explanatory paragraph regarding the Company’s change in its method of accounting for stock-based compensation effective February 1, 2003)

•	May 2, 2003, and have issued our report dated May 29, 2003 (which report included an explanatory paragraph regarding the Company’s change in its method of accounting for stock-based compensation effective February 1, 2003)

•	November 1, 2002, and have issued our report dated November 13, 2002

•	August 2, 2002, and have issued our report dated August 14, 2002

•	May 3, 2002, and have issued our report dated May 15, 2002

•	November 2, 2001, and have issued our report dated November 14, 2001

•	August 3, 2001, and have issued our report dated August 15, 2001

•	May 4, 2001, and have issued our report dated May 25, 2001
As indicated in such reports, because we did not perform an audit, we expressed no opinion on that information.
We are aware that our reports referred to above, which were included in your Quarterly Reports on Form 10-Q for the quarters ended as noted above, are being used in this Registration Statement.
We also are aware that the aforementioned reports, pursuant to Rule 436(c) under the Securities Act of 1933, are not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.
/s/ Deloitte & Touche LLP
Charlotte, North Carolina